Exhibit 10.29
SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AND LICENSE FINANCING AND
PURCHASE OPTION AGREEMENT
     THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AND LICENSE FINANCING AND PURCHASE OPTION AGREEMENT (this “Amendment”), dated as of November 12, 2008, is by and between ARABICA FUNDING, INC., a Delaware corporation (“Arabica”) and CARIBOU COFFEE COMPANY, INC., a Minnesota corporation (the “Company”).
RECITALS
     A. Arabica and the Company are parties to the Second Amended and Restated Lease and License Financing and Purchase Option Agreement dated as of June 29, 2004 (as amended and in effect from time to time, the “Master Lease”). Capitalized terms used herein without definition have the meanings assigned to them in the Master Lease.
     B. The Company has requested certain amendments to the Master Lease and Arabica is willing to effect such amendments on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
I. AMENDMENTS TO MASTER LEASE. Subject to the satisfaction of each of the conditions set forth herein, the Master Lease is hereby amended as follows:
     A. Definitions. Section 1 of the Master Lease is hereby amended as follows:
1. By adding the following new definitions of “Base Rate”, “Federal Funds Effective Rate”, “New Store” and “Reference Bank”, each in proper alphabetical order:
     “Base Rate” means for any day, the cost to Arabica of funding itself in relation to this Agreement at such times when the Eurodollar Rate is unavailable or Arabica determines that the Eurodollar Rate does not accurately reflect the cost of its funding. Such cost to Arabica of funding itself shall correspond to a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Reference Bank as its “prime rate”, provided that notwithstanding anything in this Agreement to the contrary, at no time shall the Base Rate be less than four (4.0%) percent. The “prime rate” is a rate set by the Reference Bank based upon various factors including the Reference Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Federal Funds Effective Rate” means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.
     “New Store” means any Store not previously in existence at a location, provided that a relocation of any Store within the same building, strip mall or retail mall shall not be considered a New Store. Notwithstanding the foregoing proviso, the definition of New Store shall at all times be consistent with the Company’s reporting of the opening of new Stores in all financial statements and reports that any member of the Restricted Group makes to, or files with, the SEC or provides to the holders of any class of its debt securities or public equity securities.
     “Reference Bank” means Bank of America, N.A., or any successor thereto.
2. By deleting in their entireties the definitions of “Adjustment Date”, “COF Rate” and “Pricing Grid”.
3. By amending and restating the definition of “Applicable Margin” in its entirety as follows:
     “Applicable Margin”: at any time, for purposes of determining the Rental Rate by reference to the Base Rate, two (2.0%) percent per annum and for purposes of determining the Rental Rate by reference to the Eurodollar Rate, three and three-quarters (3.75%) percent per annum.
4. By amending the definition of “Consolidated EBITDA” by deleting the reference to “fiscal quarter” contained therein and by substituting therefor the phrase “fiscal period”, and by deleting the reference to “Consolidated Interest Expense” contained therein and by substituting therefor the phrase “Consolidated Financing Expense”.
5. By inserting the following at the end of the definition of “Eurodollar Base Rate”:
“Notwithstanding anything in this Agreement to the contrary, at no time shall the Eurodollar Base Rate be less than two and one-quarter (2.25%) percent.”
6. By amending and restating the definition of “Final Rent Payment Date” in its entirety as follows:

     “Final Rent Payment Date” means June 29, 2010.
7. By amending and restating the definition of “New Store Commitment” in its entirety as follows:
     “New Store Commitment” means an enforceable obligation of the Company or any of its Subsidiaries to lease, acquire, develop or open a New Store.
8. By deleting “$20,000,000” from the definition of “Reference Amount” and by substituting therefor the following:
     “$9,000,000”
9. By amending and restating the definition of “Store” in its entirety as follows:
     “Store” means any store, kiosk, or other retail unit, including without limitation, any New Store, which is owned or controlled directly or indirectly by the Company or any of its Subsidiaries.
10. By amending and restating the definition of “Third Rent Component Rate” in its entirety as follows:
     “Third Rate Component Rate” means one (1.0%) percent per annum.
     B. Base Rate. The Master Lease is hereby amended by deleting the phrase “COF Rate” in each place where such phrase appears and by substituting therefor the phase “Base Rate”.
     C. Financial Covenants. Section 20 of the Master Lease is hereby amended and restated in its entirety as follows:
     “SECTION 20. Financial Covenants. The Company covenants and agrees that until all Rent and other amounts payable hereunder and under the Lease/Purchase Documents have been indefeasibly paid in full in cash:
     (a) Maximum Senior Leverage Ratio. The Company will not cause or permit the ratio (the ‘Consolidated Senior Leverage Ratio’) of the Consolidated Funded Indebtedness of the Company and its Subsidiaries (excluding any Subordinated Debt included therein) at September 30, 2008 and at the last day of each calendar month thereafter to the Consolidated EBITDA of the Company for the twelve-month period ending on such last day of the calendar month to be greater than 1.00:1.00.
     (b) Minimum Consolidated EBITDA. The Company will not cause or permit the Consolidated EBITDA of the Company for the twelve-month period ending on September 30, 2008 and for the twelve-month period ending on the last day of each calendar month thereafter to be less than $9,000,000.
     (c) Minimum Interest Coverage Ratio. The Company will not cause or permit the ratio of (i) the Consolidated EBITDAR of the Company for any Reference Period ending on any Quarterly Date falling in any period referred to below to (ii) the sum of Consolidated Financing Expense plus Consolidated Rental Expense of the Company and its Subsidiaries for such Reference Period to be less than the ratio specified below for the period during which such date falls.

Minimum Interest
Quarterly Dates	Coverage Ratio
January 1, 2008 through June 30, 2008	1.38:1.00
July 1, 2008 through September 30, 2008	1.40:1.00
October 1, 2008 and thereafter	1.35:1.00
     (d) Maximum Capital Expenditures. The Company will not cause or permit the Capital Expenditures made by the Company and its Subsidiaries in any fiscal year to exceed $10,000,000.
     (e) New Store Commitments. The Company shall not enter into any New Store Commitment if at such time (i) the Coffeehouse Level EBITDA Margin for the Reference Period ended December 30, 2007 and each Reference Period thereafter is less than 15% of Coffeehouse Level Sales for such Reference Period, or (ii) the aggregate Available Amount is less than (A) the budgeted amount of Capital Expenditures for outstanding New Store Commitments (including the New Store Commitment in question, and assuming that the budgeted amount of Capital Expenditures for any New Store Commitment for which a Capital Expenditure budget has not been determined is $300,000), less (2) the aggregate amount of Capital Expenditures made toward New Store Commitments prior to the opening of each such New Store.”
     D. Monthly Compliance Certificates. Section 21(b)(ii) of the Master Lease is hereby amended and restated in its entirety as follows:
     “(ii) concurrently with the delivery of any financial statements pursuant to Section 21, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, the Company and each of its Subsidiaries, during such period, have observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Lease/Purchase Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Store by Store report substantially in the form of Exhibit C, and (iii) in the case of quarterly, annual and monthly financial statements, (A) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Company and each of its Subsidiaries, with the provisions of this Agreement referred to therein as of the last day of the applicable fiscal period of the Company, and (B) to the extent not previously disclosed to Arabica, a description of any change in the jurisdiction of organization of any member of the Restricted Group and a list of any Intellectual Property or other property as to which action is required under Section 21(i) hereof, in each case acquired by any member of the Restricted Group since the date of the most recent report delivered pursuant to this clause (B);”
     E. Foreign Intellectual Property. Section 22(b) of the Master Lease is hereby amended by inserting the following at the end thereof:
“Without limitation of the foregoing, the Company covenants and agrees that it will not enter into (and will not suffer or permit any of its Wholly-Owned Subsidiaries to enter into) any agreement or understanding (each, a ‘Restrictive Agreement’) with any Person other than Arabica or the Reference Bank which could prohibit or restrict in any manner the right of the Company or any such Wholly-Owned Subsidiary to grant to Arabica or to the Reference Bank any Lien on any of its Intellectual Property arising under laws other than those of the United States, whether such Intellectual Property is now owned or hereafter acquired. The Company represents and warrants that, at the date of this Agreement, neither the Company nor any such Wholly-Owned Subsidiary is party to any such Restrictive Agreement.”
     F. Schedules to Master Lease.
     1. Section 1(c) of Schedule 6(a) to the Master Lease is hereby amended by deleting the reference to “Available Amount” contained therein and by substituting therefor the phrase “Reference Amount”.
     2. Each of Schedule 1, 2(a), 3, 19(i), 19(o), 19(r)(i), 19(r)(ii), 19(t), 19(u)(i), 19(u)(ii), 22(g)(ii) and 22(i) to the Master Lease is amended and restated in its entirety in the form attached hereto as Annex I by updating each as of the date hereof
     G. Form of Compliance Certificate. Exhibit A to the Master Lease is amended and restated in its entirety in the form attached hereto as Annex II.
     H. No Further Amendments. Except as expressly amended herein, the text of the Master Lease and all other Lease/Purchase Documents shall remain unchanged and in full force and effect.
II. REFERENCES IN THE LEASE/PURCHASE DOCUMENTS; CONFIRMATION OF SECURITY. All references to the Master Lease in all Lease/Purchase Documents shall, from and after the date hereof, refer to the Master Lease, as amended by this Amendment, and all obligations of the Company under the Lease/Purchase Documents shall be secured by and be entitled to the benefits of the Company Security Documents. All Company Security Documents heretofore executed by the Restricted Group shall remain in full force and effect and such Company Security Documents are hereby ratified and affirmed.
III. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents and warrants to, and covenants and agrees with, Arabica that:
     A. The execution and delivery of this Amendment has been duly authorized by all requisite action on the part of the Company and does not contravene, conflict with, or constitute a default under, any provision of: (i) the Company’s articles of incorporation or bylaws, (ii) any law, judgment, decree or order applicable to the Company or to any other member of the Restricted Group, or (iii) any provision of any material agreement or instrument binding upon any member of the Restricted Group or upon any of the respective property of a member of the Restricted Group. The execution and delivery of this Amendment by the Company do not and will not cause any lien to arise under any provision of any material agreement or instrument binding upon any member of the Restricted Group or upon any of the respective property of a member of the Restricted Group.
     B. The representations and warranties of each member of the Restricted Group contained in the Master Lease and the other Lease/Purchase Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties expressly relate to an earlier date (and the representations and warranties set forth in Section 19(a) and Section 19(q) (relating solely to the Confidential Information Memorandum) of the Master Lease shall be construed to relate only to the date of the Master Lease and to the Closing Date), in which case each such representation and warranty shall be true and correct in all material respects as of such earlier date, and (b) of inaccuracies resulting from transactions permitted under the Lease/Purchase Documents. No Default or Event of Default has occurred and is continuing under the Master Lease or any other Lease/Purchase Document.
     C. No member of the Restricted Group is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other Person in connection with or as a condition to the execution, delivery or performance of this Amendment.
     D. This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.
     E. By the Company’s signature hereto, and Holdings’ and its Subsidiaries’ signatures to the Consent and Acknowledgement attached hereto, each such party hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of Arabica, the Administrative Agent or the Lenders

(each as defined in that certain Credit Agreement dated as of June 29, 2004 by and among Arabica, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as successor by merger to Fleet National Bank, as administrative agent, as amended), the effectiveness, genuineness, validity, collectibility or enforceability of the Lease/Purchase Documents, the Obligations, the Grantor Obligations (as defined in the Company Guarantee and Security Agreement, respectively), the Liens securing the Obligations and Grantor Obligations, or any of the terms or conditions of any Lease/Purchase Document, and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless Arabica, each Lender, the Administrative Agent, and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Master Lease or any of the other Lease/Purchase Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Grantor Obligations, the Liens securing the Obligations and Grantor Obligations, or any or all of the terms or conditions of any Lease/Purchase Document) or any transaction relating thereto.
IV. MISCELLANEOUS.
     A. As provided in the Master Lease, the Company agrees to reimburse Arabica and the Registered Holders upon demand for all reasonable fees and disbursements of counsel incurred in connection with the preparation of this Amendment.
     B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.
[The next pages are the signature pages.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

ARABICA FUNDING, INC.
By:
Name:
Title:

CARIBOU COFFEE COMPANY, INC.
By:
Name:
Title:

CONSENT AND ACKNOWLEDGEMENT
     To the extent necessary, if any, each of the undersigned hereby consents to the execution and delivery of the foregoing Seventh Amendment to Second Amended and Restated Lease and License Financing and Purchase Option Agreement (the “Amendment”) and to all of the transactions contemplated thereby and confirms and agrees with the provisions thereof, including without limitation all provisions applicable to any of the undersigned.
     Executed as a sealed instrument as of the date of such Amendment.

CARIBOU HOLDING COMPANY LIMITED
By:
Name:
Title:

CARIBOU COFFEE COMPANY, INC.
By:
Name:
Title:

CARIBOU ON PIEDMONT, INC.
By:
Name:
Title:

CARIBOU ACQUISITION COMPANY
By:
Name:
Title:

CARIBOU COFFEE DEVELOPMENT COMPANY, INC.
By:
Name:
Title:

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